CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (File No. 811-7615 and 33-53135) ("Registration Statement") of our report dated April 10, 2000, relating to the financial statements and financial highlights appearing in the February 29, 2000 Annual Report of Putnam Global Equity Fund, formerly Putnam Diversified Equity Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 2001